Exhibit 99.1

PSB HOLDINGS, INC.
40 Main Street
Putnam, CT 06260

For Immediate Release

CONTACT: Robert J. Halloran, Jr., President and Chief Financial Officer
                (860) 928-6501

PSB Holdings, Inc. Reports Earnings
 For the Three and Six Months Ended December 31, 2010

PUTNAM, CT, January 26, 2011 – PSB Holdings, Inc. (the “Company”) (NASDAQ: PSBH), the holding company for Putnam Bank, reported net income for the quarter ended December 31, 2010 of $99,000 or $.02 per basic and diluted share as compared to net income of $528,000 or $.08 per basic and diluted share for the quarter ended December 31, 2009.  The net income for the December 31, 2009 quarter included $512,000 in net gains on security sales compared to none during the quarter ended December 31, 2010.  For the six months ended December 31, 2010, net income totaled $669,000 or $.11 per basic and diluted share as compared to net income of $931,000 or $.15 per basic and diluted share for the six months ended December 31, 2009.  This was primarily due to a decrease in net gains on security sales of $588,000 for the six months ended December 31, 2010 compared to the six months ended December 31, 2009.  This was partially offset by a reduction in other-than-temporarily impaired investment write-downs of $405,000 from the six months ended December 31, 2009 to the six months ended December 31, 2010.

Net interest and dividend income decreased $404,000 or 12.6% to $2.8 million for the quarter ended December 31, 2010 compared to $3.2 million for the quarter ended December 31, 2009.  Net interest rate spread decreased 34 basis points to 2.23% from 2.57% for the quarters ended December 31, 2010 and 2009, respectively.  Net interest margin decreased 39 basis points to 2.47% from 2.86% for the same periods.  Net interest and dividend income decreased $625,000 or 9.9% to $5.7 million for the six months ended December 31, 2010 compared to $6.3 million for the six months ended December 31, 2009.  Net interest rate spread decreased 26 basis points to 2.27% from 2.53% for the six months ended December 31, 2010 and 2009, respectively.  Net interest margin decreased 30 basis points to 2.52% from 2.82% for the same periods.

The provision for loan losses decreased $24,000 or 9.1% to $241,000 for the quarter ended December 31, 2010 compared to $265,000 for the quarter ended December 31, 2009. The ratio of the allowance to gross loans outstanding was 1.00% as of December 31, 2010 and .84% as of December 31, 2009.  The ratio of the allowance to nonperforming loans improved to 44.3% as of December 31, 2010 from 21.9% as of December 31, 2009.  The provision for loan losses decreased $65,000 or 12.8% to $442,000 for the six months ended December 31, 2010 compared to $507,000 for the six months ended December 31, 2009.

              Noninterest income decreased $308,000 or 44.0% to $392,000 for the quarter ended December 31, 2010 compared to noninterest income of $700,000 for the quarter ended December 31, 2009.  This was primarily due to a decrease of $512,000 in net gains on sales of securities during the quarter ended December 31, 2010.  This was partially offset by a decrease of $249,000 in write-downs of investments during the quarter ended December 31, 2010.  The impairment charges for the quarter ended December 31, 2010 and December 31, 2009 consisted of private label CMOs.  Noninterest income decreased $287,000 or 19.3% to $1.2 million for the six months ended December 31, 2010 compared to noninterest income of $1.5 million for the six months ended December 31, 2009.  This was primarily due to a decrease of $588,000 in net gains on sales of securities during the six months ended December 31, 2010.  This was partially offset by a decrease of $405,000 in write-downs of investments during the six months ended December 31, 2010.  The impairment charges for the six months ended December 31, 2010 and December 31, 2009 consisted of private label CMOs.  Service fees decreased $129,000 or 10.8% to $1.1 million for the six months ended December 31, 2010 compared to $1.2 million for the six months ended December 31, 2009.

Noninterest expense decreased $35,000 or 1.2% to $2.88 million for the quarter ended December 31, 2010 compared to $2.91 million for the quarter ended December 31, 2009.  Salaries and benefits decreased $72,000 or 4.7% to $1.45 million for the quarter ended December 31, 2010 compared to $1.52 million for the quarter ended December 31, 2009.  Occupancy expense increased $4,000 or 1.3% to $305,000 for the quarter ended December 31, 2010 compared to $301,000 for the quarter ended December 31, 2009.  All other noninterest expenses increased $33,000 or 3.0% to $1.12 million for the quarter ended December 31, 2010 compared to $1.09 million for the quarter ended December 31, 2009.    Noninterest expense decreased $469,000 or 7.7% to $5.6 million for the six months ended December 31, 2010 compared to $6.1 million for the six months ended December 31, 2009.  Salaries and benefits decreased $85,000 or 2.8% to $2.94 million for the six months ended December 31, 2010 compared to $3.02 million for the six ended December 31, 2009.  Occupancy expense increased $1,000 or 0.2% to $607,000 for the six months ended December 31, 2010.  All other noninterest expenses decreased $385,000 or 15.6% to $2.1 million for the six months ended December 31, 2010 compared to $2.5 million for the six months ended December 31, 2009.  This was primarily due to decreases in other real estate owned write-downs of $226,000 and Federal Home Loan Bank prepayment penalties of $153,000.

Income tax expense decreased $224,000 or 118.5% to a tax benefit of $35,000 for the quarter ended December 31, 2010 compared to tax expense of $189,000 for the quarter ended December 31, 2009.  The tax benefit was due to income recorded on assets with favorable tax treatment.  Income tax expense decreased $116,000 or 39.2% to $180,000 for the six months ended December 31, 2010 compared to $296,000 for the six months ended December 31, 2009.

Total assets of the Company were $480.9 million at December 31, 2010 compared to $489.4 million at June 30, 2010.  Loans decreased $1.3 million during the six months ended December 31, 2010 and represented $257.6 million or 53.6% of total assets at December 31, 2010 as compared to $258.9 million or 52.9% of total assets at June 30, 2010.  Securities available for sale decreased $19.4 million during the six months ended December 31, 2010, and represented $66.5 million or 13.8% of total assets at December 31, 2010 as compared to $85.9 million or 17.6% of total assets at June 30, 2010.  Securities held to maturity increased $29.1 million during the six months ended December 31, 2010 and represented $112.4 million or 23.4% of total assets at December 31, 2010 as compared to $83.2 million or 17.0% at June 30, 2010.

Total liabilities of the Company decreased to $435.1 million at December 31, 2010 from $445.5 million at June 30, 2010.  Borrowed funds decreased $5.4 million during the six months ended December 31, 2010, and represented $101.0 million or 21.0% of total assets as of December 31, 2010 as compared to $106.4 million or 21.7% of total assets as of June 30, 2010.  This included a reduction in FHLB borrowings of $5.0 million.  Total deposits decreased $4.7 million during the six months ended December 31, 2010, and represented $330.4 million or 68.7% of total assets at December 31, 2010 as compared to $335.1 million or 68.5% of total assets at June 30, 2010.

Stockholders’ equity increased to $45.8 million at December 31, 2010 from $43.9 million at June 30, 2010, primarily due to a decrease in accumulated other comprehensive loss of $1.1 million and net income for the six months ended December 31, 2010.

About PSB Holdings, Inc.

PSB Holdings, Inc., headquartered in Putnam, Connecticut, is the parent of Putnam Bank, a federally chartered stock savings bank founded in 1862. The Bank offers a wide range of financial services through its eight offices located in eastern Connecticut. Putnam Bank also operates a full service loan center in Putnam, Connecticut. PSB Holdings Inc.'s common stock trades on the Nasdaq Global Market under the symbol PSBH.

Customers are offered 24-hour services through ATM network systems, an automated telephone banking system and Internet Banking through www.putnambank.com.  Investor information is also available at this website.

Forward-Looking Statements

Statements contained in this news release that are not historical facts are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those stated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.  Subject to applicable laws and regulation, the Company does not undertake – and specifically disclaims any obligation – to publicly release the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

PSB HOLDINGS, INC.	Statistical Summary
	(Unaudited)
	(dollars in thousands)

	As of December 31,	As of June 30,
Assets	2010	2010
Cash and due from banks	$7,400	$23,291
Federal funds sold	-	-
Securities available for sale, at fair value	66,460	85,893
Securities held to maturity, at amortized cost	112,396	83,249
Federal Home Loan Bank stock, at cost	8,056	8,056
Loans (1)	257,560	258,893
Allowance for loan losses	(2,587)	(2,651)
Net Loans	254,973	256,242
Other real estate owned	1,473	1,561
Premises and equipment	5,089	5,292
Intangible assets	7,311	7,385
Other assets	17,781	18,390
Total Assets	$480,939	$489,359

Liabilities and Stockholders' Equity
Deposits	$330,425	$335,146
Borrowed funds	101,015	106,396
Mortgagors' escrow accounts	1,659	1,627
Other liabilities	2,044	2,335
Total Liabilities	435,143	445,504
Total Stockholders' Equity	45,796	43,855
Total Liabilities and Stockholders' Equity	$480,939	$489,359

(1) Includes loans held-for-sale.

	Three Months Ended December 31,		Six Months Ended December 31,
Income Statements	2010	2009	2010	2009
Interest and dividend income	$4,953	$5,783	$10,102	$11,796
Interest expense	2,161	2,587	4,385	5,454
Net interest and dividend income	2,792	3,196	5,717	6,342
Provision for loan losses	241	265	442	507
Net interest and dividend income after provision for loan losses	2,551	2,931	5,275	5,835
Noninterest income	746	791	1,471	1,575
Writedown of investments	(354)	(603)	(527)	(932)
Gain on sale of investments	0	512	254	842
Noninterest expense	2,879	2,914	5,624	6,093
Income before income tax expense	64	717	849	1,227
Income tax expense	(35)	189	180	296
Net income	$99	$528	$669	$931

	At or for the Three Months		At or for the Six Months
	December 31,		December 31,
Financial condition data:	2010	2009	2010	2009
(Dollars in thousands, except per share amounts)
Average interest-earning assets	$448,681	$443,348	450,823	$446,258
Average interest-bearing liabilities	$397,993	$393,812	400,365	$398,436
Average interest-earning assets to
average interest-bearing liabilities	112.74%	112.58%	112.60%	112.00%
Non-performing loans	$6,304	$10,085	6,304	$10,085
Non-performing loans to total loans (3)	2.45%	3.82%	2.45%	3.82%
Allowance for loan losses	$2,587	$2,207	2,587	$2,207
Allowance for loan losses to total loans (3)	1.00%	0.84%	1.00%	0.84%
Stockholders' equity to assets	9.52%	9.18%	9.52%	9.18%

Selected operating data (1):
Return on average assets	0.08%	0.44%	0.27%	0.38%
Return on average equity	0.86%	4.87%	2.93%	4.42%
Net interest rate spread	2.23%	2.57%	2.27%	2.53%
Net interest margin (2)	2.47%	2.86%	2.52%	2.82%
Efficiency ratio (4)	90.42%	74.79%	81.33%	77.85%

Per share data:
Earnings per share:
Basic	$0.02	$0.08	$0.11	$0.15
Diluted	$0.02	$0.08	$0.11	$0.15
Book value per share	$7.01	$6.75	$7.01	$6.75
Market price per share:
High for the period	$4.15	$4.00	$4.89	$5.00
Low for the period	$3.27	$2.61	$2.96	$2.61
Close at end of period	$4.15	$3.40	$4.15	$3.40
Cash dividends declared per share	$-	$-	$-	$0.04

Weighted-average common shares outstanding:
Basic	6,339,910	6,309,519	6,333,350	6,302,691
Diluted	6,339,910	6,309,519	6,333,350	6,302,691